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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                December 1, 1999


                       NUTRITION FOR LIFE INTERNATIONAL, INC.
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            (Exact name of registrant as specified in its charter)


                                     Texas
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                 (State or other jurisdiction of incorporation)


              0-26362                         76-0416176
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      (Commission File Number)    (IRS Employer Identification Number)


                       9101 Jameel, Suite 180, Houston, TX 77040
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              (Address of principal executive offices)  (Zip code)



       Registrant's telephone number, including area code (713) 460-1976
                                                          --------------

                (Former address, if changed since last report)
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                     NUTRITION FOR LIFE INTERNATIONAL, INC.

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.     Acquisition or Disposition of Assets
            ------------------------------------

    On December 1, 1999, Nutrition For Life International, Inc. (the "Company") finalized the acquisition of Ash Corp. ("ASH"). The acquisition of ASH was completed through a merger with the Company's wholly-owned subsidiary, Bactolac Pharmaceutical Inc. (Bactolac).

   ASH, headquartered in Gulfport, Mississippi, manufactures primarily liquid pharmaceutical and nutraceutical products. ASH will be operated as a stand-alone division of Bactolac. Prior to the Company's acquisition of ASH, the principal shareholders of ASH were Allan I. Sirkin and his son, Neil Sirkin. Bactolac has entered into employment agreements for a term of three years with each of Allan
I. Sirkin and Neil Sirkin. Allan I. Sirkin will serve as Chief Executive Officer of the ASH division of Bactolac, and Neil Sirkin will serve as President of the ASH division of Bactolac.

   The purchase price of the ASH acquisition consisted of $750,000 in cash, a note payable in the amount of $500,000 and 49,296 shares of Series A Preferred Stock. Additionally, up to 105,634 shares of Series A Preferred Stock may be issued pursuant to an earnout agreement. Each one share of Series A Preferred Stock will be automatically converted into 10 shares of the Company's common stock upon approval of the Company's shareholders. Assets acquired from ASH consisted primarily of accounts receivable, inventory, machinery and equipment. The nature and value of the assets acquired, including the going concern value of ASH, were factors utilized in determining the amount of consideration to be paid to the shareholders of ASH. Prior to the merger with ASH, there was no material relationship between ASH and the Company or Bactolac. The Company intends to continue the operations of ASH and to use its inventory, machinery and equipment in connection with the manufacture of liquid pharmaceutical and nutraceutical products. Financing for the acquisition of ASH was provided primarily through a financing arrangement entered into on November 17, 1999 with General Electric Capital Corporation, described in the Company's Report on Form 8-K reporting the events of that date.


ITEM 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a) Financial Statements of Business Acquired.

         It is impractical to provide the required financial information at the time of filing this Report. The required financial information will be filed by amendment to this Report within the 60 day extended period for reporting.

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         (b) Pro forma Financial Information.

   It is impractical to provide the required pro forma financial information at the time of filing this Report. The required pro forma financial information will be filed by amendment to this Report within the sixty-day extended reporting period.

         (c) Exhibits.

         2.1(c) Agreement and Plan of Merger dated as of October 25, 1999 among Nutrition For Life International, Inc., Advanced Nutraceuticals, Inc., Ash Acquisition Company, Allan I. Sirkin and Neil Sirkin (the "Ash Merger Agreement").

         2.1(d) Amendment to Agreement and Plan of Merger, dated November 24, 1999, to the Ash Merger Agreement.

         2.2(b) Earnout Agreement, dated November 30, 1999, among Nutrition For Life International, Inc. and the former shareholders of Ash Corp.


                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NUTRITION FOR LIFE INTERNATIONAL, INC.



Dated: December 14, 1999        By:  /s/ David P. Bertrand
                                   -----------------------------------------
                                       David P. Bertrand, President

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